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                                                                     EXHIBIT 2.1

                             AMENDMENT NO. 1 DATED
                              AS OF JUNE 18, 2000
                  TO THE AGREEMENT AND PLAN OF MERGER BETWEEN
                    HEALTHEON/WEBMD CORPORATION AND MEDICAL
               MANAGER CORPORATION, DATED AS OF FEBRUARY 13, 2000

     Amendment No. 1, dated as of June 18, 2000 (the "Amendment"), to the Agreement and Plan of Merger, dated as of February 13, 2000 (the "Merger Agreement"), between Healtheon/WebMD Corporation ("Parent") and Medical Manager Corporation (the "Company").

     PRELIMINARY STATEMENTS

     Parent and the Company are parties to the Merger Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Merger Agreement.

     Parent and the Company desire to amend the Merger Agreement as described herein.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

          1. By-Laws. From and after the date hereof, Section 1.04(b) of the Merger Agreement shall be amended to insert the phrase "and after giving effect to the amendments contemplated by Section 6.11 of this Agreement" immediately following the phrase "as in effect immediately prior to the Effective Time".

          2. Directors and Officers.  From and after the date hereof, Section
     1.05 of the Merger Agreement shall be amended to read in full as follows:

        "Except as otherwise provided in Section 6.11 of this Agreement, (a) the directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and (b) the officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified."

          3. Exchange Ratio. From and after the date hereof, Section 2.01(a) of the Merger Agreement shall be amended to replace "1.65 shares" with "2.5 shares".

          4. Representations and Warranties of the Company. From and after the date hereof, Section 3.15 of the Merger Agreement shall be amended to read in full as follows:

             "The Company has received separate opinions of Merrill Lynch & Co. and UBS Warburg LLC dated June 18, 2000 to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock."

          5. Representations and Warranties of Parent. From and after the date hereof, Section 4.15 of the Merger Agreement shall be amended to read in full as follows:

             "Parent has received the opinion of Morgan Stanley & Co. Incorporated, dated June 18, 2000 that, as of such date, the Exchange Ratios in the Merger and the CareInsite Merger, taken together and not separately, are fair to Healtheon/WebMD from a financial point of view."

          6. Covenants of the Company.  From and after the date hereof, Section
     5.01 of the Merger Agreement shall be amended as follows:

             (a) The text of Sections 5.01(e), (j), (k), (l), (m) and (n) shall be deleted in their entirety and replaced with, in each case, "[RESERVED]";

             (b) Section 5.01(c)(ii) shall be amended to read in full as follows:

          "the issuance of Company Stock Options to purchase shares of Company Common Stock and the shares of Company Common Stock issuable pursuant to such Company Stock Options";


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             (c) Section 5.01(c) shall be amended to add the following at the end of the existing clause (iii), and the existing clause (iv) shall be renumbered as clause (v):

          "(iv) the issuance by CareInsite of Series A Preferred Stock pursuant to the Subscription Agreement dated as of September 15, 1999 between CareInsite and America Online, Inc."

             (d) Section 5.01(f)(ii) shall be amended to delete the word "or" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          ", and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (e) Section 5.01(p) shall be amended to delete the parenthetical clause in the second line.

          7. Covenants of Parent. From and after the date hereof, Section 5.02 of the Merger Agreement shall be amended as follows:

             (a) Section 5.02(c)(ii) shall be amended to read in full as follows:

          "the issuance of Parent Stock Options to purchase shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options";

             (b) Section 5.02(e)(ii) shall be amended to delete the word "or" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          ", or (D) loans or advances that in the aggregate do not exceed $10,000,000.";

             (c) Section 5.02(j) shall be amended to replace the word "Company" in both places such word is used with the word "Parent"; and

             (d) Section 5.02(i) shall be amended to delete the parenthetical clause in the second line.

          8. Further Action; Consents; Filings.  From and after the date hereof,
     Section 6.06 of the Merger Agreement shall be amended as follows:

             (a) Section 6.06(a) shall be amended to add the following sentence at the end of existing clause (a):

          "Each of Parent and the Company shall use best efforts to certify by no later than July 30, 2000, and shall certify by no later than August 15, 2000, to the Department of Justice as required by Section 802.6(b) of the implementing rules for the HSR Act that such party has substantially complied with the request for additional information the parties received on May 24, 2000 in connection with their pre-merger notification filing under the HSR Act."

             (b) The proviso of the second sentence of Section 6.06(c) of the Merger Agreement shall be amended to read in full as follows:

          "provided, however, that neither Parent and the Parent Subsidiaries, on the one hand, nor the Company and the Company Subsidiaries, on the other hand, shall be required to take any actions otherwise required hereunder if the effect of such actions would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries, all taken as a whole."

          9. Governance. From and after the date hereof, Section 6.11 of the Merger Agreement shall be amended to read in full as follows:

             "SECTION 6.11. Governance. (a) Parent shall take any and all action necessary, sufficient and reasonably satisfactory to the Company (including, but not limited to, amending the Parent Certificate of

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        Incorporation, Parent By-Laws and Parent Board's adoption of appropriate resolutions and solicitation of proxies) to, effective immediately upon the Effective Time:

               (i) amend Article III, Section 3.2 of the Parent By-Laws to read in full as follows:

                   "The number of directors of the corporation shall be 15. This number may be changed exclusively by a resolution duly adopted by the affirmative vote of a majority of the members of the board of directors then authorized by the by-laws, except as may otherwise be provided by the certificate of incorporation or by statute.

                   No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

               (ii) amend Sections of Parent By-Laws to read as set forth below:

                   (A) In Section 3.8, replace the clause "may be called by the chief executive officer" with "may be called by either of the co-chief executive officers";

                   (B) In Section 5.1, replace the clause "shall be a chief
              executive officer ("CEO")" with "shall be a chief executive officer ("CEO") or two co-chief executive officers (each, a "Co-CEO", and together, the "Co-CEOs"), and in the event that there are Co-CEOs and one or the other of them shall resign, be removed or otherwise not continue to serve as Co-CEO, then the remaining Co-CEO shall be the CEO exercising such power and authority as designated in these bylaws and by the board of directors of the corporation and there shall be no further Co-CEOs";

                   (C) In Section 5.3, replace the clause "or empower the CEO to appoint" with "or empower the CEO or either or both of the Co-CEOs to appoint";

                   (D) In Section 5.6, replace the clause "If there is no CEO, then the chairman of the board shall also be the CEO" with "If there is no Co-CEO or CEO then the chairman of the board shall also be the CEO";

                   (E) In Section 5.7, (1) replace the clause "the CEO of the corporation shall," with "the CEO shall, or each of the Co-CEOs of the corporation shall, separately and individually,", (2) replace the clause "He shall preside" with "The CEO or Co-CEOs shall preside", (3) replace the clause "He shall have the general powers" with "The CEO, or each Co-CEO shall have the general powers", and (4) replace the clause "vested in the CEO" with "vested in the chief executive officer";

                   (F) In Section 5.8, replace the entire section to read as
              follows:

                       "The president may assume and perform the duties of the
                  CEO in the absence or disability of the CEO or both Co-CEOs or whenever the offices of the CEO and Co-CEO are vacant. The president of the corporation shall exercise and perform such powers and duties as may from time to time be assigned to him by the board of directors, the CEO, either or both of the Co-CEOs or as may be prescribed by these bylaws. The president shall have the authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. In the absence or nonexistence of the chairman of the board and the CEO or both Co-CEOs, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of the chairman of the board and the CEO or both Co-CEOs, at all meetings of the board of directors and shall perform such other duties as the board of directors may from time to time determine.";

                   (G) In Section 5.9, replace the clause "disability of the
              CEO" with "disability of the CEO or both Co-CEOs"; and

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                   (H) In Section 7.4, replace the clause "the CEO, the CFO or any other person authorized by the board of directors or the CEO," with "the CEO or each of the Co-CEOs, the CFO or any other person authorized by the board of directors, the CEO or either or both of the Co-CEOs,";

               (iii) provide that the Parent Board shall consist of:

                   (A) In Class I, 5 directors (the terms of which shall expire at the annual meeting of Parent's stockholders in 2002), consisting of (i) 3 persons holding such positions immediately prior to the Effective Time and (ii) 2 persons designated by the Company prior to the Effective Time and appointed by Parent Board effective as of the Effective Time;

                   (B) In Class II, 5 directors (the terms of which shall expire at the annual meeting of Parent's stockholders in 2003), consisting of (i) 3 persons holding such positions immediately prior to the Effective Time, at least 2 of whom are elected at the annual meeting of Parent's stockholders in 2000 and (ii) 2 persons designated by the Company Board prior to the Effective Time and appointed by Parent Board effective as of the Effective Time; and

                   (C) In Class III, 5 directors (the terms of which shall
              expire at the annual meeting of Parent's stockholders in 2001), consisting of (i) 2 persons holding such positions immediately prior to the Effective Time and (ii) 3 persons designated by the Company Board prior to the Effective Time and appointed by Parent Board effective as of the Effective Time.

               (iv) provide for the appointment to each committee of the Parent Board (including the Compensation Committee) of directors designated by the Company such that one half of the members of each committee will consist of such directors;

               (v) provide for the appointment of W. Michael Long, if he is able, willing and available to serve, as the Chairman of the Parent Board;

               (vi) provide for the appointment of Martin J. Wygod, if he is able, willing and available to serve, as Co-Chief Executive Officer of Parent;

               (vii) provide for the appointment of Jeffrey T. Arnold, if he is able, willing and available to serve, as Co-Chief Executive Officer of Parent;

               (viii) provide that Martin J. Wygod, so long as he is an officer or director of Parent, in addition to any other powers and duties, shall have full power and authority, on behalf of Parent, with respect to the matters provided for in Sections 1.02(b), (c), (d), (e), (g) and (h), 2.06, 2.07, 2.08 and 2.09 of the Stock Purchase Agreement, dated as of January 15, 1999, among Synetic, Inc., David R. Kipp and James P. Kipp, until such time as the matters referred to in such sections have been finally and fully resolved;

               (ix) provide for the appointment of Marvin P. Rich, if he is able, willing and available to serve, as President of Parent; and

               (x) provide for the amendment of the Parent Certificate of Incorporation, (A) Article VIII, Section 2 to delete, in its entirety, the first sentence and (B) Article I, to replace "Healtheon/ WebMD" with "WebMD".

             (b) Parent Board. Parent has no obligation to designate, nominate, or appoint persons to the Parent Board other than the nominees of the Company and as described in this Section 6.11(b). Pursuant to existing contractual arrangements, Parent shall nominate for election at the Parent Stockholders' meeting, and recommend to the stockholders of Parent the election of, Dennis B. Gillings and a designee of Microsoft Corporation as Class II directors to fill two of the positions referred to in Section 6.11(a)(iii)(B)(i) of the Merger Agreement.

             (c) Executives. Each of Parent and the Parent Subsidiaries and the Company and the Company Subsidiaries shall consult in writing with the other party prior to appointing or agreeing to appoint, any

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        individual who on or after the Effective Time will hold a position as an executive officer of Parent or the Company, as the case may be.

          10. Conditions to the Obligations of the Company. From and after the date hereof, Section 7.03 of the Merger Agreement shall be amended to add a new Section 7.03(d) as follows:

             "(d) Parent shall have taken all actions as shall be necessary to comply with the provisions of Section 6.11;"

          11. Change in Name of Counsel. From and after the date hereof, (a) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." in Section 7.02(c) shall be amended to be a reference to "Alston & Bird L.L.P."; and

             (b) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." and its address in Section 9.02(a) shall be amended to read as follows:

         "Alston & Bird L.L.P.
         1211 East Morehead Street
         Charlotte, NC 28204
         Telephone No.: (704) 331-6002
         Telecopier No.: (704) 334-2014
         Attention: H. Bryan Ives III
                    C. Mark Kelly"

          12. Termination. From and after the date hereof, Section 8.01(b) of the Merger Agreement shall be amended to replace "September 30, 2000" with "November 30, 2000".

          13. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that:

             (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and the approval of the Merger Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and under the Merger Agreement and to consummate the transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          14. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

             (a) Parent has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and under the Merger Agreement and to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by Parent

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        and the consummation by Parent of the Merger and the other transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the outstanding shares of Parent Common Stock, and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          15. Effect on Agreement. (a) From and after the date hereof, each reference in the Merger Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended by this Amendment.

             (b) The Merger Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.

             (c) The Company hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.03(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which the Company has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by Parent. Parent hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.02(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which Parent has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by the Company. Except as specifically set forth in this Amendment, the execution and delivery of this Amendment is not intended, and shall not operate, to affect in any way any rights or remedies a party may have with respect to the execution, delivery and performance of the Merger Agreement, including the representations, warranties and covenants contained therein, all of which rights or remedies are hereby expressly reserved.

          16. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          17. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto to duly authorized, as of the date first above written.

                                      HEALTHEON/WEBMD CORPORATION

                                      By: /s/ JACK DENNISON
                                        ----------------------------------------
                                          Name: Jack Dennison
                                          Title: Executive Vice President and
                                                 General Counsel

                                      MEDICAL MANAGER CORPORATION

                                      By: /s/ CHARLES A. MELE
                                        ----------------------------------------
                                          Name: Charles A. Mele
                                          Title: Executive Vice President --
                                                 General Counsel and Secretary

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